EXHIBIT 15.4

Our ref VSL/667469-000001/16212644v1

Direct tel +852 3690 7513
E-mail vivian.lee@maples.com

Renren Inc.

5/F, North Wing

18 Jiuxianqiao Middle Road

Chaoyang District, Beijing 100016

People's Republic of China

7 July 2020

Dear Sirs and/or Madams

Re: Renren Inc.

We have acted as legal advisors as to the laws of the Cayman Islands to Renren Inc., an exempted company with limited liability incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended 31 December 2019.

We hereby consent to the reference of our name under the heading “Item 10E Taxation” in the Form 20-F and further consent to the incorporation by reference of the summary of our opinion under this heading into the Company’s registration statements on Form S-8 (File No. 333-177366, File No. 333-209734 and File No. 333-227886) that were filed on 18 October 2012, 26 February 2016 and 19 October 2018, respectively.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP